UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

CORTLAND BANCORP

(Exact name of registrant as specified in its charter)

Ohio	0-13814	34-1451118
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

194 West Main Street, Cortland, Ohio 44410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (330) 637-8040

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on May 29, 2013 (the “Original 8-K”) by Cortland Bancorp. (the “Company”) solely for the purpose of disclosing the determination of the Board of Directors of the Company with respect to the frequency of shareholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(d) On May 28, 2013, the Company held its 2013 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the shareholders of the Company recommended in a non-binding advisory vote that future advisory votes on executive compensation should be held every year. Consistent with the shareholder recommendation, the Board of Directors of the Company has determined that it will hold an advisory vote on executive compensation every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORTLAND BANCORP

By:	/s/ James M. Gasior
James M. Gasior, President and CEO

Date: June 27, 2013

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